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                                                                   EXHIBIT 99(a)


LOGO

                       INDEPENDENT INSURANCE GROUP, INC.
                             ONE INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32276

 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 29, 1996

  The undersigned shareholder of Independent Insurance Group, Inc. ("Independent") hereby appoints Wilford C. Lyon, Jr., Jacob F. Bryan, IV, Boyd
E. Lyon, Sr., Kendall G. Bryan, Carter B. Bryan, Michael C. Lyon and William A. Howard and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, to vote all the shares of common stock of Independent held of record by the undersigned on January 8, 1996 at the Special Meeting of Shareholders, and at any and all adjournments or postponement thereof (the "Special Meeting"), to be held at the principal executive offices of Independent, One Independent Drive, Jacksonville, Florida 32276 on February 29, 1996 at 10:00 AM, local time, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Proxy Statement/Prospectus, dated January 30, 1996, and all supplements and amendments thereto.

  1. Approval and adoption of an Agreement and Plan of Merger, dated as of October 19, 1995 and as amended as of January 25, 1996 ("Merger Agreement"), by and among Independent, American General Corporation ("American General") and AGC Life Insurance Company ("AGC Life") whereby Independent would be merged with and into AGC Life Insurance Company (the "Merger"), which would continue in existence as a wholly-owned subsidiary of American General and each share of Independent voting and non-voting common stock outstanding prior to the effective time of the Merger (other than dissenting shares and certain shares of Independent Common Stock held in a separate account of a subsidiary of American General) would, subject to certain allocation procedures described in the Merger Agreement, be converted into, exchanged for and represent the right to receive any of the following: (i) a fraction (the "Exchange Ratio") of a share of American General's common stock (together with the attached American General Series A Junior Participating Preferred Stock Purchase Rights), par value $.50 per share, calculated by dividing (x) $27.50 by (y) the average of the closing share prices of American General's common stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape during the ten consecutive NYSE trading days ending on (and including) the fifth NYSE trading day prior to the effective time of the Merger; (ii) a fraction of a share of 7% convertible preferred stock, par value $1.50 per share ("American General Convertible Preferred Stock"), of American General, equal to the Exchange Ratio; or (iii) cash in the amount of $27.50, without any interest thereon.

                  [_] FOR       [_]  AGAINST       [_] ABSTAIN

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE AND RETURNED PROMPTLY
                           IN THE ENCLOSED ENVELOPE)

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  Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

  Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend the Special Meeting.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INDEPENDENT INSURANCE
                                  GROUP, INC.

                                    DATED:_________________________, 1996

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                                                Signature(s)

                                    Please sign as name(s) appear on
                                    this proxy, and date this proxy. If
                                    a joint account, each joint owner
                                    must sign. If signing for a
                                    corporation or partnership or as
                                    agent, attorney or fiduciary,
                                    indicate the capacity in which you
                                    are signing.

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